EXHIBIT 10.8

LOGO

STANDARD OFFER, AGREEMENT AND ESCROW

INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

(Non-Residential)

American Industrial Real Estate Association

April 3, 2002
(Date for Reference Purposes)

1.     Buyer.

1.1               Life Bank, a federal savings bank    , (“Buyer”) hereby offers to purchase the real property, hereinafter described, from the owner thereof (“Seller”) (collectively, the “Parties” or individually a “Party”), through an escrow (“Escrow”) to close     10 days after satisfaction of the contingencies in paragraph 9     (“Expected Closing Date”) to be held by     Chicago Title Insurance Company     (“Escrow Holder”) whose address is     16969 Von Karman, Irvine, California 92606    , Phone No.        (949) 263-0126    , Facsimile No.     (949) 263-0356     upon the terms and conditions set forth in this agreement (“Agreement”). Buyer shall have the right to assign Buyer’s rights hereunder, but any such assignment shall not relieve Buyer of Buyer’s obligations herein unless Seller expressly releases Buyer.

1.2           The term “Date of Agreement” as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counteroffer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2.     Property.

2.1           The real property (“Property”) that is the subject of this offer consists of (insert a brief physical description) approximately 1.6184 acres improved with an approximate 37,879 gross square foot building      is located in the City of      Costa Mesa    , County of      Orange     , State of     California     , is commonly known by the street address of     1620A Sunflower      and is legally described as:     Sunflower Corporate Center    .

2.2           If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of     Chicago Title Insurance Company     (“Title Company”), which shall issue the title policy hereinafter described.

2.3           The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which pursuant to applicable law are a part of the property, as well as the following items, if any, owned by Seller and at present located on the Property: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks and connections only); space heaters; heating, ventilating, air conditioning equipment (“HVAC”); air lines; fire sprinkler systems; security and fire detection systems; carpets; window coverings; wall coverings (collectively, the “Improvements”).

2.4           Not applicable

2.5           Except as provided in Paragraph 2.3, the Purchase Price does not include Seller’s personal property, furniture and furnishings, and                                                                     all of which shall be removed by Seller prior to Closing.

3.     Purchase Price.

3.1           The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall
be      $4,215,000       payable as follows:

(a)	Cash down payment, including the Deposit as defined in paragraph 4.3 (or if an all cash transaction, the Purchase Price):	$4,215,000
(b)	Not applicable
(c)	Not applicable
(d)	Not applicable
	Total Purchase Price:	$4,215,000

3.2           Not applicable

S.G.
Initials	Initials

1

4.     Deposits.

4.1           ☒ Buyer shall deliver to Escrow Holder a check in the sum of     $100,000     when both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder. When cashed, the check shall be deposited into the Escrow’s trust account to be applied toward the Purchase Price of the Property at the Closing. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer’s check or funds shall, upon request by Buyer, be promptly returned to Buyer.

4.2           Additional deposits:

                (b)           Within 15 business days after the contingencies discussed in paragraph 9.1 (a) through (k) are approved or waived, Buyer shall deposit with Escrow Holder the additional sum of    $100,000     to be applied to the Purchase Price at the Closing.

4.3           Escrow Holder shall deposit the funds deposited with it by Buyer pursuant to paragraphs 4.1 and 4.2 (collectively the “Deposit”), in a State or Federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer’s Federal Tax Identification Number is ______________. NOTE: Such interest bearing account cannot be opened until Buyer’s Federal Tax Identification Number is provided.

5.     Not applicable

6.     Not applicable

7.     Real Estate Brokers.

7.1           The following real estate broker(s) (“Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check the applicable boxes):

☒                     Lee & Associates                                       represents Seller exclusively (“Seller’s Broker”);

☒                      Charter Investment Corporation              represents Buyer exclusively (“Buyer’s Broker”); or

☒                                                                                            represents both Seller and Buyer (“Dual Agency”).

The Parties acknowledge that Brokers are the procuring cause of this Agreement. See paragraph 24 for disclosures regarding the nature of a real estate agency relationship. Buyer shall use the services of Buyer’s Broker exclusively in connection with any and all negotiations and offers with respect to the Property for a period of 1 year from the Date of Agreement.

7.2           Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers named in paragraph 7.1, and no broker or other person, firm or entity, other than said Brokers is/are entitled to any commission or finder’s fee in connection with this transaction as the result of any dealings or acts of such party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Brokers by reason of any dealings or act of the indemnifying Party.

8.     Escrow Closing.

8.1           Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow, Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties or a Broker herein. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow provisions.

8.2           As soon as practical after the receipt of this Agreement and any relevant counteroffers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties and Brokers, in writing, of the date ascertained.

8.3           Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the

S.G.
Initials	Initials

2

Property is located shall prevail.

8.4           Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the “Closing”) by recording a grant deed and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement.

8.5           Buyer and Seller shall each pay one-half of the Escrow Holder’s charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner’s or joint protection policy of title insurance.

8.6           Escrow Holder shall verify that all of Buyer’s contingencies have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs (b), (c), (d), (e), (g), (i), (n), and (o), 9.4, 9.5, 12, 13, 14, 16, 18, 20, 21, 22 and 24 are, however, matters of agreement between the Parties only and are not instructions to Escrow Holder.

8.7           If this transaction is terminated for non-satisfaction and non-waiver of a Buyer’s Contingency, as defined in paragraph 9.2, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of a breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, Buyer shall be promptly refunded all funds deposited by Buyer with Escrow Holder, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer’s obligation.

8.8           The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other party, Escrow Holder, and Brokers, in writing that, unless the Closing occurs within 5 business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.

8.9           Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holder’s fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

8.10         If this Escrow is terminated for any reason other than Seller’s breach or default, then at Seller’s request, and as a condition to the return of Buyer’s deposit, Buyer shall within 5 days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property. Provided, however, that Buyer shall not be required to deliver any such report if the written contract which Buyer entered into with the consultant who prepared such report specifically forbids the dissemination of the report to others.

9.     Contingencies to Closing.

9.1           The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies. IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT. Buyer’s conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (i) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided.

(a)           Not applicable

(b)           Physical Inspection.     Buyer has 20 business days from the Date of Agreement to satisfy itself with regard to the physical aspects and size of the Property.

(c)           Hazardous Substance Conditions Report.     Buyer has 20 business days from the Date of Agreement to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A “Hazardous Substance” for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A “Hazardous Substance Condition” for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

(d)           Soil Inspection.     Buyer has 20 business days from the Date of Agreement, whichever is later, to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days of the Date of Agreement.

(e)           Governmental Approvals.     Buyer has 20 business days from the Date of Agreement to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

(f)            Conditions of Title.     Escrow Holder shall cause a current commitment for title insurance (“Title Commitment”) concerning the Property Issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment (“Underlying Documents”) to be delivered to Buyer within 10 days following the Date of Agreement. Buyer has 10 days from the receipt of the Title Commitment and Underlying Documents to satisfy itself with regard to the condition of title. The disapproval of Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency, as Seller shall have the obligation, at Seller’s expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

(g)           Survey.     Buyer has 10 days from the receipt of the Title Commitment and Underlying Documents to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association ("ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Buyer's direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

(h)           Not applicable

(i)            Other Agreements.     Seller shall within 10 or           days of the Date of Agreement provide Buyer with legible copies of all other agreements ("Other Agreements") known to Seller that will affect the Property after Closing. Buyer has 10 days from the receipt of said Other Agreements to satisfy itself with regard to such Agreements.

(j)            Not applicable

(k)           Not applicable

S.G.
Initials	Initials

3

(l)            Not applicable

(m)          Destruction, Damage or Loss.     There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss and any applicable deductible under the policy not to exceed $10,000. Unless otherwise notified in writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing.

(n)           Material Change.     Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. "Material Change" shall mean a change in the status of the use, occupancy, tenants, or condition of the Property that occurs after the date of this offer and prior to Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

(o)           Seller Performance.     The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

(p)           Warranties.     That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by any Party prior to the Closing.

(q)           Brokerage Fee.     Payment at the Closing of such brokerage fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Brokers ("Brokerage Fee").

9.2           All of the contingencies specified in subparagraphs (a) through (p) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer Contingencies."

9.3           If any Buyer's Contingency or any other matter subject to Buyer's approval is disapproved as provided for herein in a timely manner ("Disapproved Item"), Seller shall have the right within 10 days following the receipt of notice of Buyer's disapproval to elect to cure such Disapproved Item prior to the Expected Closing Date ("Seller's Election"). Seller's failure to give to Buyer within such period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election, within 10 days after Seller's Election to either accept title to the Property subject to such Disapproved Item, or to terminate this transaction. Buyer's failure to notify Seller in writing of Buyer's election to accept title to the Property subject to the Disapproved Item without deduction or offset shall constitute Buyer's election to terminate this transaction. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to the remediation of Hazardous Substance Conditions or to the Financing Contingency. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended for 3 business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to proceeds with this transaction, whichever is later.

9.4           Buyer understands and agrees that until such time as all Buyer's Contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept back-up offers to purchase the subject Property.

9.5           The parties acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of Hazardous Substances. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Brokers. The Parties acknowledge that they have been advised by Brokers to consult their own technical and legal experts with respect to possible presence of Hazardous Substances on this Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Brokers with respect thereto. The Parties hereby assume all responsibility for the impact of such Hazardous Substances upon their respective interests herein.

10.          Documents Required at or before Closing:

10.1         Five days prior to the Closing date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

10.2         Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing:

                (a) Grant, duly executed and in recordable form, conveying fee title to the Property to Buyer.

                (b) Not applicable

                (c) Not applicable

                (d) Not applicable

                (e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the  Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

                (f) If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a "nonresident" within the meaning of California Revenue and Tax Code Section 18662 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to the Franchise Tax Board such sum as is required by such statute.

                (g) Not applicable

                (h) Not applicable

10.3         Buyer shall deliver to Seller through Escrow:

                (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds, no later than 2:00 P.M. on the business day prior to the Expected Closing Date.

                (b) Not applicable

                (c) Not applicable

                (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

                (e) Not applicable

                (f) If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.

10.4         At Closing, Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if elected pursuant to 9.1(g)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

11.          Prorations and Adjustments.

11.1         Taxes.     Applicable real property taxes and special assessment bonds shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment of the prorated amount shall be made promptly in cash upon receipt of a copy of any supplemental bill.

11.2         Insurance.     WARNING: Any insurance which Seller maintained will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the Property.

S.G.
Initials	Initials

4

11.3         Not applicable

11.4         Not applicable

11.5         Post Closing Matters.     Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

11.6         Not applicable

11.7         Not applicable

12.          Representation and Warranties of Seller and Disclaimers.

12.1         Seller's warranties and representations shall survive the Closing and delivery of the deed for a period of 13 years, and, are true, material and relied upon by Buyer and Brokers in all respects. Seller hereby makes the following warranties and representations to Buyer and Brokers:

(a) Authority of Seller.  Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

(b) Maintenance During Escrow and Equipment Condition At Closing.  Except as otherwise provided in paragraph 9.1(m) hereof, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted.

(c) Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance, nor of the existence or prior existence of any above or below ground storage tank.

(d) Not applicable

(e) Changes in Agreements.  Prior to the Closing, Seller will not violate or modify any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.

(f) Possessory Rights.  Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

(g) Mechanics' Liens.  There are no unsatisfied mechanics' or materialmens' lien rights concerning the Property.

(h) Actions, Suits or Proceedings.  Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

(i) Notice of Changes.  Seller will promptly notify Buyer and Brokers in writing of any Material Change (see paragraph 9.1(n)) affecting the Property that becomes known to Seller prior to the Closing.

(j) Not applicable

(k) No Seller Bankruptcy Proceedings.  Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

(l) Not applicable

12.2         Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the occupational safety and health laws, Hazardous Substance laws, or any other act, ordinance or law, have been made by either Party or Brokers, or relied upon by either Party hereto.

12.3         In the event that Buyer learns that a Seller representation or warranty might be untrue prior to the Closing, and Buyer elects to purchase the Property anyway then, and in that event, Buyer waives any right that it may have to bring an action or proceeding against Seller or Brokers regarding sale representation or warranty.

12.4         Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to Buyer by Seller or Seller's representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

13.          Possession.

Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases.

14.          Not applicable

15.          Further Documents and Assurances.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for closing as and when required by this Agreement. The Parties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16.          Attorneys' Fees.

If any Party or Broker brings an action or proceeding (including arbitration) involving the Property whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision of judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

17. Prior Agreements/Amendments.

17.1         This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

17.2         Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

18.          Not applicable

19.          Notices.

19.1         Whenever any Party, Escrow Holder or Brokers herein shall desire to give or serve any notice, demand, request, approval, disapproval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, to the address set forth in this Agreement or by facsimile transmission.

19.2         Service of any such communication shall be deemed made on the date of actual receipt if personally delivered. Any such communication sent by regular mail shall be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery of the same to the Postal Service or courier. Communications transmitted by facsimile transmission shall be deemed delivered upon telephonic confirmation of receipt (confirmation report from fax machine is sufficient), provided copy is also delivered via delivery or mail. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the

S.G.
Initials	Initials

5

next business day.

19.3         Any Party or Broker hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20.          Duration of Offer.

20.1         Not applicable

20.2         The acceptance of this offer, or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.

21.          Not applicable

22.          Not applicable

23.          Miscellaneous.

23.1         Binding Effect.     This Agreement shall be binding on the Parties without regard to whether or not paragraphs 21 and 22 are initialed by both of the Parties. Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed.

23.2         Applicable Law.     This Agreement shall be governed by, and paragraph 22.3 is amended to refer to, the laws of the state in which the Property is located.

23.3         Time of Essence.     Time is of the essence of this Agreement.

23.4         Counterparts.     This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

23.5         Waiver of Jury Trial.    THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOVLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

23.6         Conflict.     Any conflict between the printed provision of this Agreement and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

24.          Disclosures Regarding The Nature of a Real Estate Agency Relationship.

24.1         The Parties and Brokers agree that their relationship(s) shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2.

24.2         When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows;

(a)  Seller's Agent.  A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To

S.G.
Initials	Initials

6

the Buyer and the Seller. a.  Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c.  A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(b)  Buyer's Agent.  A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c.  A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(c)  Agent Representing Both Seller and Buyer.  A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a.  A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b.  Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(d)  Further Disclosures.  Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure. Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Agreement shall not exceed the fee received by such Broker pursuant to this Agreement: provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

24.3         Confidential Information:  Buyer and Seller agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

25.          Construction of Agreement.  In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and vice versa. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Agreement shall mean and refer to calendar days. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

26.          Additional Provisions:

Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs 28 through 38. (If there are no additional provisions write "NONE".)

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.             SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT.

2.             RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY, SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

NOTE:

1.             THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.

2.             IF THE BUYER IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS.

The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

BROKER:	BUYER
Life Bank, a federal savings bank

Attn:	By:	/s/ Steven R. Gardner

Title:	Date:	April 10, 2002

Address:	Name Printed:	Steven R. Gardner

	Title:	President & CEO
Telephone:

Facsimile:	Telephone/Facsimile:

Federal ID No.

By:

Date:

Name Printed:

Title:

Address:

Telephone/Facsimile:

Federal ID No.

S.G.
Initials	Initials

7

27.          Acceptance.

27.1         Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

27.2         Not applicable

27.3         Seller acknowledges receipt of a copy hereof and authorizes Brokers to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

BROKER:	SELLER
SEE ATTACHED

Attn:	By:

Title:	Date:

Address:	Name Printed:

Title:
Telephone:

Facsimile:	Telephone/Facsimile:

Federal ID No.

By:

Date:

Name Printed:

Title:

Address:

Telephone/Facsimile:

Federal ID No.

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 South Flower Street, Suite 800, Los Angeles, CA 90017. (213) 687-8777.

©Copyright 2000-By American Industrial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

S.G.
Initials	Initials

Signature Block

for

STANDARD OFFER, AGREEMENT AND ESCROW

INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

(Non-Residential)

Seller:

P.O.P.-SUNFLOWER LLC,

a Delaware limited liability company

By:	P.O.P. - Sunflower LLC,
a Delaware limited liability company,
its sole General Partner

	By:	P.O.P. Venture I, L.L.C.,
a Delaware limited liability company,
its sole Member

		By:	Birtcher Realty L.L.C.,
a Delaware limited liability company,
its Managing Member

			By:	/s/ Robert M. Anderson,
Robert M. Anderson,
An Authorized Manager

ADDENDUM

TO

STANDARD OFFER, AGREEMENT AND ESCROW

INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

(Non-Residential)

28.          Documents to be Delivered by Seller.

Within two (2) days of the date of this Agreement, Seller shall deliver to, or make available to, Buyer, for Buyer's review and inspection, all information in Seller's possession related to the Property, including books and records relating to the Property during its period of ownership, real property tax statements, any structural analysis of the Property prepared for Seller and any applicable construction warranties.

29.          Right of Entry.

Subject to the conditions set forth below, at any time prior to the expiration of the contingency period set forth in Paragraph 9, Buyer and its representatives (including architects and engineers), at Buyer's sole cost and expense, shall have the right to enter upon and inspect the Property (including the interior of the Property) and conduct such soil and engineering tests as Buyer may require. The limited license granted herein shall be subject to the rights of tenants on the Property and shall be co-terminus with the term of the contingency period or any extension thereof.

(i)            Buyer shall obtain the consent of Seller prior to any entry upon the Property.

(ii)           Prior to commencing any tests or investigations which involve the drilling or disturbance of the surface of the Property, Buyer shall submit to Seller its operational plans for conducting such inspections and tests, which plans shall be subject to Seller's reasonable prior written approval. Seller reserves the right to have a representative present during any inspections or tests and Buyer shall provide Seller with prior notice of the date and time such inspections or tests will occur.

(iii)          Buyer shall not disrupt the ongoing activities of any lessee of any portion of the Property pursuant to a Lease in conduction such inspections and studies.

(iv)          During the term of this Agreement, Buyer shall, prior to any such entry, provide Seller with acceptable evidence of public liability insurance in an amount not less than One Million Dollars ($1,000,000.00), which insurance shall name Seller as an additional insured entitled to not less than thirty (30) days cancellation notice and is primary and non-contributing with insurance carried by Seller.

(v)           Buyer shall conduct all studies in a diligent, expeditious and safe manner and not allow any dangerous or hazardous conditions to occur on the Property during or after such investigation.

(vi)          Buyer shall comply with all applicable laws and governmental regulations.

(vii)         Buyer shall keep the Property free and clear of all materialmen's liens, lis pendens and other liens arising out of the entry and work performed under this section.

S.G.
Initials	Initials

(viii)        Upon completion of any inspections and/or tests of the Property, Buyer shall promptly restore the Property to the condition existing immediately prior to any such inspections and/or tests and shall provide Seller with copies of any reports or data obtained, without charge.

(ix)           Buyer hereby agrees to protect, defend (with counsel satisfactory to Seller), indemnify and hold the Property, Seller and the other Seller Parties free and harmless from and against any and all liability, loss, obligation, lien, cost, damage or expense (including, without limitation, attorney's fees and expenses) which any of the Seller Parties may sustain or incur by reason of the negligent acts or omissions or intentional wrongful acts in connection with any such inspections or tests whether conducted or performed by Buyer or any contractor, subcontractor, material supplier, or other person or entity acting by or under Buyer. The indemnity obligations of Buyer under this subsection shall survive any termination of this Agreement or the delivery of the Grant Deed and the transfer of title.

30.          Representations and Warranties

                In addition to the warranties and representations set forth in paragraph 12.1, the following warranties and representations are hereby added to the provisions of that Section:

(m)          Seller has not received any written notification of any condemnation proceedings or other proceedings in the nature of imminent domain that have been instituted with respect to the Property.

(n)           To Seller's actual knowledge, there are no current or pending lawsuits, investigations, inquiries, actions, or other proceedings affecting the Property or the right to use and occupy the Property.

(o)           There are no current leases in effect with respect to the Property and no party currently has a right to occupy the Property.

(p)           Seller has not received any written notification from any applicable governmental authority indicating that the Property is in violation of any applicable laws, rules, regulations or codes, which violation has not been cured.

(q)           Except as may be disclosed in writing, to Seller's actual knowledge, there are no Hazardous Substances on or under the Property, and Seller has received no written notice from any third parties, or any federal, state or local governmental agency, indicating that any Hazardous Substance remedial or clean-up work will be required. For purposes of this Agreement, the term "Hazardous Substances" shall include asbestos, petroleum, including crude oil and any fraction thereof, and all substances which are classified as hazardous substances or hazardous wastes under any of the following laws, rules and regulations: (i) the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq., (ii) the Clean Water Act, 33 U.S.C., Section 1251 et seq., (iii) the Resource and Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq., (iv) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601, et seq., (v) the Hazardous Materials Transportation Act, 49 U.S.C., Section 5101 et seq., (vi) the California Hazardous Waste Control Act, Health and Safety Code, Section 25100 et seq., (vii) the California Hazardous Substance Account Act, Health and Safety Code, Section 25249.5 et seq., (viii) the California Waste Management Act, Health and Safety Code, Section 25170.1 et seq., (ix) Health and Safety Code, Section 25500 et seq., Hazardous Materials Release Response Plans and Inventory, (x) the California Porter Cologne Water Quality Control Act, Water Code, Section 13000 et seq., or (xi) other federal or state laws, rules or regulations, all as amended.

S.G.
Initials	Initials

31.          Defaults

31.1         Buyer's Default.    IF BUYER DEFAULTS HEREUNDER BY FAILING TO TIMELY CLOSE ESCROW, SELLER SHALL BE RELIEVED OF ANY OBLIGATION TO SELL THE PROPERTY TO BUYER, AND SELLER, AS ITS SOLE REMEDY, SHALL BE ENTITLED TO THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH AMOUNT SHALL BE PAID TO SELLER (IF NOT PREVIOUSLY RELEASED TO SELLER) UPON DEMAND. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN THE CASE OF BUYER'S DEFAULT AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES IN SUCH EVENT. SUCH LIQUIDATED DAMAGES SHALL BE IN ADDITION TO, AND SHALL NOT LIMIT OR SUPERSEDE, ANY INDEMNITY OBLIGATIONS OF BUYER TO SELLER OR ESCROW HOLDER UNDER THIS AGREEMENT, ANY OBLIGATIONS OF BUYER TO PAY ESCROW HOLDER'S CANCELLATION CHARGES IN THE EVENT OF BUYER'S DEFAULT, OR ANY RIGHTS OR REMEDIES SELLER MAY HAVE AGAINST BUYER WHICH ACCRUE FOLLOWING CLOSE OF ESCROW. BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 31.1 AND HEREBY EVIDENCE THEIR SPECIFIC AGREEMENT TO THE TERMS OF THIS SECTION 31.1 BY PLACING THEIR INITIALS IN THE PLACE PROVIDED BELOW.

RMA	S.G.
Seller's Initials	Buyer's Initials

31.2         Seller's Default.    IF THE CLOSE OF ESCROW DOES NOT OCCUR DUE TO SELLER'S DEFAULT UNDER THIS AGREEMENT, BUYER SHALL HAVE THE RIGHT TO PURSUE ONLY ONE OF THE FOLLOWING REMEDIES: (1) RECEIVE THE RETURN OF THE DEPOSIT AND ALL OTHER FUNDS DELIVERED BY OR ON BEHALF OF BUYER TO SELLER OR ESCROW HOLDER, WHICH RETURN SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE SELLER FROM ANY AND ALL LIABILITY HEREUNDER; PROVIDED, HOWEVER, IN THE EVENT OF A REFUSAL BY SELLER TO CONVEY TITLE TO THE PROPERTY AS REQUIRED BY THE TERMS OF THIS AGREEMENT, THIS LIMITATION ON LIABILITY SHALL NOT APPLY, OR; (2) ENFORCE SPECIFIC PERFORMANCE OF SELLER'S OBLIGATION TO CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.  SELLER WAIVES THE RIGHT TO CONTEND THAT BUYER IS NOT ENTITLED TO SPECIFIC PERFORMANCE ON THE GROUND THAT MONETARY DAMAGES AS SET FORTH HEREIN IS AN ADEQUATE REMEDY.  BUYER EXPRESSLY WAIVES ITS RIGHTS TO SEEK ANY OTHER FORM OF DAMAGES OR REMEDIES IF THE SALE OF THE PROPERTY DOES NOT OCCUR DUE TO SELLER'S DEFAULT UNDER THIS AGREEMENT.  IN SITUATIONS INVOVLING THE FAILURE OF THE CLOSING DUE TO SELLER'S DEFAULT AS HEREIN ABOVE DESCRIBED, BUYER SHALL BE DEEMED TO HAVE ELECTED CLAUSE (1) ABOVE IF BUYER FAILS TO FILE SUIT FOR SPECIFIC PERFORMANCE AGAINST SELLER IN A COURT HAVING JURISDICTION IN THE COUNTY OF ORANGE, ON OR BEFORE SIXTY (60) DAYS FOLLOWING THE DATE OF SELLER'S DEFAULT.  NOTHING IN THIS SECTION SHALL LIMIT OR SUPERCEDE ANY INDEMNITY OBLIGATIONS, OF SELLER TO BUYER OR ESCROW HOLDER UNDER THIS AGREEMENT, ANY OBLIGATIONS OF SELLER TO PAY ESCROW HOLDER'S CANCELLATION CHARGES IN THE EVENT OF SELLER'S DEFAULT, ANY RIGHTS OR REMEDIES BUYER MAY HAVE AGAINST SELLER WHICH ACCRUE FOLLOWING CLOSE OF ESCROW, OR BUYER'S RIGHT, IF ANY, TO RECOVER ATTORNEY'S FEES AND OTHER COSTS AND EXPENSES UNDER THIS AGREEMENT IN THE EVENT OF ANY BREACH OR DEFAULT BY SELLER. BUYER

S.G.
Initials	Initials

AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 31.2 AND HEREBY EVIDENCE THEIR SPECIFIC AGREEMENT TO THE TERMS OF THIS SECTION 31.2 BY PLACING THEIR INTIALS IN THE PLACE PROVIDED BELOW.

RMA	S.G.
Seller's Initials	Buyer's Initials

31.3         Waiver of Specific Performance.    AS A MATERIAL CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT WITH BUYER, IN THE EVENT BUYER FAILS TO FILE SUIT FOR SPECIFIC PERFORMANCE AGAINST SELLER WITHIN THE TIME PERIOD PRESCRIBED IN SECTION 31.2 ABOVE, THE FOLLOWING PROVISIONS SHALL APPLY: (i) BUYER HEREBY WAIVES ANY RIGHT IT MAY HAVE AT LAW, IN THE EQUITY OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3387, TO COMPEL SPECIFIC PERFORMANCE OF THE SALE OF THE PROPERTY, (ii) BUYER HEREBY WAIVES THE RIGHT TO FILE A NOTICE OF PENDENCY OF ACTION AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 405 IN CONNECTION WITH ANY ACTION FILED AGAINST SELLER FOR BREACH OF THE AGREEMENT, (iii) BUYER AGREES THAT ANY SUCH NOTICE FILED IN CONTRAVENTION OF THIS SECTION SHALL BE NULL AND VOID, AND (iv) BUYER HEREBY WAIVES THE REQUIREMENT OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 405.33 THAT A BOND OR OTHER UNDERTAKING BE GIVEN AS A CONDITION FOR EXPUNGING SUCH NOTICE.  BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 31.3 AND HEREBY EVIDENCE THEIR SPECIFIC AGREEMENT TO THE TERMS OF THIS SECTION 31.3 BY PLACING THEIR INITIALS IN THE PLACE PROVIDED BELOW.

RMA	S.G.
Seller's Initials	Buyer's Initials

32.          Disclaimer of Representations and Warranties; As-is Sale.

BUYER ACKNOWLEDGES THAT, BY THE CLOSE OF ESCROW, IT WILL HAVE HAD AMPLE OPPORTUNITY TO FULLY INSPECT, EXAMINE, STUDY AND ANALYZE TO ITS SATISFACTION ALL ASPECTS OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, (I) THE SUITABILITY OR CONDITION OF THE PROPERTY FOR ANY PURPOSE OR ITS FITNESS FOR ANY PARTICULAR USE, (II) THE PROFITABILITY AND/OR FEASIBILITY OF OWNING, OPERATING AND/OR IMPROVING THE PROPERTY, (III) THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE CURRENT OR FORMER PRESENCE OR ABSENCE OF ENVIRONMENTAL HAZARDS OR HAZARDOUS MATERIALS, ASBESTOS, RADON GAS, UNDERGROUND STORAGE TANKS, ABOVEGROUND STORAGE TANKS, ELECTROMAGNETIC FIELDS, OR OTHER SUBSTANCES OR CONDITION WHICH MAY AFFECT THE PROPERTY OR ITS CURRENT OR FUTURE USES, HABITABILITY, VALUE OR DESIRABILITY, (IV) THE RENTALS, INCOME, COSTS OR EXPENSES THEREOF, (V) THE NET OR GROSS ACREAGE, USABLE OR UNUSABLE, CONTAINED THEREIN, (VI) THE ZONING OF THE PROPERTY, (VII) THE CONDITION OF TITLE, (IX) THE COMPLIANCE BY THE PROPERTY WITH APPLICABLE LAWS, CODES, RULES AND REGULATIONS INCLUDING, WITHOUT LIMITATION, ZONING LAWS, BUILDING CODES AND ENVIRONMENTAL AND SIMILAR LAWS, GOVERNING OR RELATING TO ENVIRONMENTAL HAZARDS OR HAZARDOUS MATERIALS, ASBESTOS, RADON

S.G.
Initials	Initials

GAS, UNDERGROUND STORAGE TANKS, ELECTROMAGNETIC FIELDS, OR OTHER SUBSTANCES OR CONDITIONS WHICH MAY AFFECT THE PROPERTY, (X) WATER OR UTILITY AVAILABILITY OR USE RESTRICTIONS, (XI) GEOLOGIC/SEISMIC CONDITIONS, SOIL AND TERRAIN STABILITY OR DRAINAGE, (XII) SEWER, SEPTIC AND WELL SYSTEMS AND COMPONENTS, (XIII) OTHER NEIGHBORHOOD OR PROPERTY CONDITIONS, INCLUDING, WITHOUT LIMITATION, PROXIMITY AND ADEQUACY OF LAW ENFORCEMENT AND FIRE PROTECTION, CRIME STATISTICS, NOISE OR ODOR FROM ANY SOURCES, LANDFILLS, PROPOSED FUTURE DEVELOPMENTS, AND (XIV) ANY OTHER PAST, PRESENT OR FUTURE MATTER RELATING TO THE PROPERTY WHICH MAY AFFECT THE PROPERTY OR ITS CURRENT OR FUTURE USE, HABITABILITY, VALUE OR DESIRABILITY.  ON THE BASIS OF SUCH OPPORTUNITY AND TO INDUCE SELLER TO ENTER INTO THIS AGREEMENT WITH BUYER, BUYER REPRESENTS AND WARRANTS TO SELLER THAT, EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT: (I) BUYER IS RELYING SOLELY ON BUYER'S OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION IN THE DETERMINING WHETHER OR NOT TO PURCHASE THE PROPERTY, (II) ANY AND ALL INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OF COMPLETENESS OF SUCH INFORMATION, AND (III) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY RELATED MATTERS INCLUDING, BUT NOT LIMITED TO, THE MATTERS REFERENCED IN THIS SECTION, AND THE PROPERTY IS BEING SOLD TO THE BUYER IN AN "AS IS" CONDITION.  IN THIS REGARD, BUYER ALSO ACKNOWLEDGES THAT, DUE TO ITS PREVIOUS COMMERCIAL REAL ESTATE EXPERIENCE, IT IS KNOWLEDGEABLE ABOUT THE EFFECT AND IMPACT OF AN "AS IS" CLAUSE SUCH AS SET FORTH IN THIS SECTION.

33.          Buyer's Release of Seller.

EXCEPT FOR THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENT EXECUTED BY SELLER IN CONNECTION WITH THE CLOSING, BUYER, FROM AND AFTER THE CLOSE OF ESCROW, HEREBY WAIVES, RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES THE SELLER PARTIES OF AND FROM ANY AND ALL ACTIONS, SUITS, LEGAL OR ADMINISTRATIVE ORDERS OR PROCEEDINGS, DEMANDS, ACTUAL DAMAGES, PUNITIVE DAMAGES, LOSS, COSTS, LIABILITIES AND EXPENSE WHICH BUYER MAY HAVE, WHICH CONCERN OR IN ANY WAY RELATE TO THE PROPERTY, WHETHER EXISTING PRIOR TO, AT OR AFTER THE CLOSE OF ESCROW, INCLUDING, WITHOUT LIMITATION, MATTERS RELATING TO THE CONDITION OF TITLE TO THE PROPERTY, ZONING, COMPLIANCE OF THE PROPERTY, OR THE RELEASE OF THREATENED RELEASE OF HAZARDOUS MATERIALS THEREFROM.  IT IS THE INTENTION OF THE PARTIES PURSUANT TO THIS RELEASE THAT, EXCEPT FOR THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENT EXECUTED BY SELLER IN CONNECTION WITH THE CLOSING, ANY AND ALL RESPONSIBILITIES AND OBLIGATIONS OF SELLER, AND ANY AND ALL RIGHTS, CLAIMS, RIGHTS OF ACTION, CAUSES OF ACTION, DEMANDS OR LEGAL RIGHTS OF ANY KIND OF BUYER, ITS SUCCESSORS, ASSIGNS OR ANY

S.G.
Initials	Initials

AFFILIATED ENTITY OF BUYER, ARISING BY VIRTUE OF THE PROPERTY, WHETHER EXISTING PRIOR TO, AT OR AFTER THE CLOSE OF ESCROW, ARE BY THIS RELEASE PROVISION DECLARED NULL AND VOID AND OF NO PRESENT OR FUTURE FORCE AND EFFECT AS TO THE PARTIES.  BUYER EXPRESSLY AGREES TO WAIVE ANY AND ALL RIGHTS WHICH SAID PARTY MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE WHICH PROVIDES AS FOLLOWS:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR"

34.          Entire Agreement.

THIS AGREEMENT AND THE EXHIBITS ATTACHED HERETO EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BUYER AND SELLER IN CONNECTION WITH THIS TRANSACTION, AND ANY ORAL OR PAROL AGREEMENTS, REPRESENTATIONS OR WARRANTIES EXISTING BETWEEN THE BUYER AND SELLER RELATING TO THIS TRANSACTION WHICH ARE NOT EXPRESSLY SET FORTH HEREIN AND COVERED HEREBY SHALL BE DEEMED CANCELED AND OF NO FURTHER FORCE AND EFFECT.  IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1856 AND ANY RELATED OR SIMILAR STATUTE, THE PARTIES HERETO INTEND THAT A COURT OR FINDER OF  FACT SHALL FIND THAT THIS AGREEMENT AND THE EXHIBITS ATTACHED HERETO IS THE FINAL EXPRESSION OF THE PARTIES AGREEMENT WITH RESPECT TO THE MATTERS CONTAINED HEREIN, THAT THIS AGREEMENT AND THE EXHIBITS ATTACHED HERETO IS INTENDED TO BE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND THAT THE TERMS CONTAINED HEREIN SHALL NOT BE EXPLAINED OR SUPPLEMENTED BY COURSE OF DEALING OR USAGE OF TRADE OR BY COURSE OF PERFORMANCE.

35.          IRS Form 1099-S.

For the purposes of complying with Section 6045 of the Internal Revenue Code of 1986 ("Code"), as amended, Escrow Holder shall be deemed the "person responsible for closing the transaction," and shall be responsible for obtaining the information necessary to file with the Internal Revenue Service Form 1099-S, "Statement for Recipients of Proceeds From Real Estate, Broker and Barter Exchange Transactions."

36.          Improvement Allowance.

Seller hereby agrees to provide Buyer with an allowance for improvements to the Property in the amount of Sixty-Five Thousand Dollars ($65,000.00).  Seller agrees to pay such amount to Buyer concurrently with the Closing.  Such amount shall be payable by a separate cashier's check to be delivered to Escrow Holder and released by Escrow Holder to Buyer upon the Closing.  Further, Buyer may use a separate statement for purposes of documentary transfer taxes which sets forth the Purchase Price as reduced by the amount of the tenant improvement allowance.

37.          Brokerage Commissions.

Seller hereby represents and warrants to Buyer that the only real estate broker involved in this transaction on behalf of Seller, including any negotiations relating to this Agreement and any other agreements and documents contemplated hereby is Lee & Associates ( the "Seller's Broker").  Buyer hereby represents and warrants to Seller that the only real estate broker involved in this transaction on behalf of Buyer, including any negotiations relating to this Agreement and any other agreements and documents

S.G.
Initials	Initials

contemplated hereby is Charter Investment Corporation (the "Buyer's Broker").  Pursuant to a cooperating broker agreement between Seller's Broker and Buyer's Broker, the total commission of Two Hundred Seven Thousand Five Hundred Dollars ($207,500) is to be split between the two Brokers.  Seller agrees that the compensation due Seller's Broker and Buyer's Broker at the Closing is and shall be the sole and exclusive responsibility of Seller, and Buyer shall have no liability or responsibility therefore.  Seller and Buyer shall indemnify the other party against and hold the other party free and harmless from any and all loss, damage, liability or expense (including costs and reasonable attorneys' fees) that such party may incur or sustain by reason of, or in connection with, any misrepresentation or breach of warranty with respect to the foregoing.

38.          Parking Agreement.

                Seller agrees to use its reasonable efforts to process a parking agreement with the City of Costa Mesa in the form provided to Buyer prior to the date of this Agreement.  The approval of such agreement by the City and the recordation of such agreement shall be a condition of the Closing for the benefit of both Seller and Buyer.

Buyer:

LIFE BANK,

a federal savings bank

By:	/s/ Steven R. Gardner
Name:	Steven R. Gardner
Its:	President & CEO

Seller:

P.O.P. - SUNFLOWER LLC,

a Delaware limited liability company

By:	P.O.P. - Sunflower LLC,
a Delaware limited liability company,
its sole General Partner

	By:	P.O.P. Venture I, L.L.C.,
a Delaware limited liability company,
its sole Member

		By:	Birtcher Realty L.L.C.,
a Delaware limited liability company,
its Managing Member

			By:	/s/ Robert M. Anderson
Robert M. Anderson,
an Authorized Manager

S.G.
Initials	Initials